Kanton Zug

Commercial register of canton Zug

Company No.	Legal form	Registered	Struck off	Transfer CH170.3.049.2404	
CHE420.157.871	Limited or Corporation	07.12.2023		from: to:	1

All data

Ent	Ca	Registered name	Ref	Registered office
1		**Intrum Investment Switzerland AG**	1	Baar
1		(Intrum Investment Switzerland Ltd)		

Ent	Ca	Share capital	Paidin	Denomination of shares	Ent	Ca	Registered address
1		EUR 125'000.00	EUR 125'000.00	125,000 registered shares at EUR 1.00 each	1		Neuhofstrasse 4 6340 Baar

Ent	Ca	Purpose	Ent	Ca	Additional addresses
1		The purpose of the company is to acquire and collect receivables that are difficult to collect. The company is part of the Intrum Group and aligns its business activities with the Group's objectives as far as permissible. Accordingly, the Company may, in the interests of the Group or individual Group companies (including their direct or indirect parent companies and their direct or indirect subsidiaries), make changes to the Group's financial statements. subsidiaries) conclude contracts and, in particular, grant loans or other financing to such Group companies and provide collateral of all kinds for their liabilities, including by means of liens on or transfers or assignments of assets by way of security of the company or by means of guarantees of any , whether for consideration or not. The company may establish branches and subsidiaries in Switzerland and abroad and acquire and hold all types of companies, sell or finance real estate. The company may acquire, hold and sell real estate. The company may engage in all commercial activities that are directly or indirectly related to the purpose of the company and take all measures that appropriately further the purpose of the company. seem to promote or are related to this.			

Ent	Ca	Remarks	Ref	Date of the articles of association
1		Notifications are made in writing or in electronic form to the shareholders entered in the share register.	1	28.11.2023

Ent	Ca	Particular events	Ref	Official publication medium
			1	SOGC

Ref	Journal No.	Journal date	SOGC	SOGC date	Page / Id	Ref	Journal No.	Journal date	SOGC	SOGC date	Page / Id
1	19812	07.12.2023	241	12.12.2023	1005907603	4	8387	17.05.2024	98	23.05.2024	1006037914
2	20982	22.12.2023	252	29.12.2023	1005923207	5	15135	09.09.2024	177	12.09.2024	1006128019
3	2918	19.02.2024	37	22.02.2024	1005968064						

Ent	Mo	Ca	Personal details	Role	Signing authority
1		4	~~Ladurner, Michael, Italian national, in Monza (IT)~~	~~chairperson of the board~~	~~joint signing authority (any two to sign)~~
1			HarmsWille, Severine, French national, in Unterägeri	member of the board	joint signing authority (any two to sign)
1		4m	~~Schuijt, Dennis Gerardus Alphonsus, Dutch National, in The Hague (NL)~~	~~member of the board~~	~~joint signing authority (any two to sign)~~
1		5	~~Diana, Yulia, Singaporean national, in Amriswil~~	~~having right to sign~~	~~joint signing authority (any two to sign)~~
1			Deloitte AG (CHE101.377.666), in Zurich	auditor	
2			Garkakle, Liene, Latvian national, in Hünenberg	having right to sign	joint signing authority (any two to sign)
3			Marending, Roy Patrik, from Dürrenroth, in Volketswil	Authorized signatory	limited joint signing authority (any two to sign)
3			Schnegg, Matthieu, from Zäziwil, in Dübendorf	Authorized signatory	limited joint signing authority (any two to sign)
	4		Schuijt, Dennis Gerardus Alphonsus, Dutch National, in The Hague (NL)	chairperson of the board	joint signing authority (any two to sign)
5			Pawlak, Ilona Ewa, Polish national, in Ingenbohl	having right to sign	joint signing authority (any two to sign)

Commercial register of canton Zug

CHE420.157.871	Intrum Investment Switzerland AG	Baar	2

All data

Ent	Mo	Ca	Personal details	Role	Signing authority
5			Reimann, Ingo Jens, German national, in Baar	having right to sign	joint signing authority (any two to sign)

Zug, 21.01.2025 11:06

The information above is given with not commitment and is in no way legally binding.

List of abbreviations	
Ent	Entry reference number
Mo	Modification reference number
Ca	Cancellation reference number
Journal date	Daily register entry date
SOGC	Swiss Official Gazette of Commerce
Ref	Reference number
Journal No.	Daily register number
Journal date	Daily register entry date